Exhibit 16.1

BDO Seidman, LLP Accountants and Consultants	3200 Bristol Street, 4th FLoor Costa Mesa, California 92626 Telephone: (714)957–3200 Fax: (714)957–1080

April 4, 2008

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on April 1, 2008, to be filed by our former client, Ligand Pharmaceuticals Incorporated. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP